SUB-ITEM 77H

         As of October 31, 2001, changes in entities beneficially owning more than 25% of any one series' voting securities, thereby becoming controlling entities of such series, are as follows:

           FUND                       OWNER AND ADDRESS                        OWNED
         MFS High Quality Bond Fund   MFS Fund Distributors                    80.18%
                                      C/O MFSC
                                      Massachusetts Financial Services
                                      500 Boylston St.
                                      Boston, MA  02116-3740

As of October 31, 2001, the following entities no longer beneficially owned more than 25% of any one series' voting securities, thereby ceasing to be controlling entities of such series.

         MFS High Quality Bond Fund                     David L. Pergola
                                                        7 Tyler Road
                                                        Belmont, MA  02478-2022